UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): May 6, 2002 (May 1, 2002)

                          PR SPECIALISTS, INC.
   ......................................................................
           (Exact name of registrant as specified in its charter)

           Delaware                333-34686                95-4792965
.............................................................................
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)           Identification No.)

             335 South State Road 7, Margate, Florida      33068
           .........................................................
           (Address of principal executive offices)       (Zip Code)

     Registrant's telephone number, including area code: (954) 920-9670

         6041 Pomegranate Lane, Woodland Hills, California 91367
     ................................................................
       Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrant
        --------------------------------

(a) In connection with the Agreement and Plan of Share Exchange (the "Exchange Agreement") between PR Specialists, Inc. (the "Company") and Servitrust Corp. ("Servitrust"), as described in
Item 2 below, a change in control of the Company occurred on May
1, 2002. The Company's board of directors and Servitrust agreed to elect Mr. John C. Cahill and Mr. Lawrence Ruden to the Board of Directors of the Company. Mr. Bryan Eggers, previously our sole officer and director, will continue to serve on our board of directors; but he has resigned as our President and has been appointed as our vice president. Our Board of Directors now consists of Mr. John C. Cahill, Mr. Lawrence Ruden and Mr. Bryan Eggers. Our executive officers consist of Mr. John C. Cahill, our president, and Mr. Bryan Eggers, our vice president. Certain information concerning these individuals is contained in the Company's Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, filed with the Commission on April 18, 2002. Servitrusts Board of directors consists of Mr.
John C. Cahill and Mr. Lawrence Ruden. Servitrusts executive officers consist of Mr. John C. Cahill, as president, Mr.
Lawrence Ruden, as Chief Operating Officer, and Mr. Barry Nelson, as Chief Information Officer.

Additionally, Mr. Bryan Eggers and our former affiliate shareholder, Mr. Joel Arberman, each previously entered into an option agreement (the "Option Agreements") with seven
Servitrust shareholders whereby upon the closing of the Exchange Agreement, such Servitrust shareholders will have the opportunity (over a period of approximately nine months) to (i) acquire from Mr. Eggers up to 3,000,000 shares of our common stock owned by Mr. Eggers for a price of $0.10 per share; and (ii) acquire from Mr. Arberman up to 1,350,000 shares of our common stock owned by Mr. Arberman for a price of $0.10 per share.


(b)     Not applicable.

Item 2. Acquisition of Assets.
        ----------------------

(a) On May 1, 2002, PR Specialists, Inc. (the "Company") completed the acquisition of 100% of the issued and outstanding shares of Servitrust Corp. ("Servitrust"). On April 12, 2002 the Company entered into an Agreement and Plan of Share Exchange ("Exchange
Agreement") with Servitrust that called for the Company to acquire 100% of the shares of Servitrust in exchange for 10,000,000 shares of the Company's common stock. The common stock consideration amount was arrived at through negotiation between the Company and Servitrust. The Company's capitalization now consists of approximately 15,573,000 shares of common stock outstanding, 5,573,000 shares of which are held by historic
Company shareholders, and 10,000,000 of which are held by former
Servitrust shareholders, which represents approximately 64% of the post-share exchange outstanding shares of the Company.


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Servitrust is a development stage, low cost,  fulfillment-
servicing corporation that intends to provide communication, asset based services and collections, as well as high level in-bound and out-bound call center capabilities to financial institutions and the business industry throughout the world. ServiTrust expects to establish a low-cost platform primarily located outside of the U.S. which will be staffed by a highly educated, but less compensated workforce, using state-of-the-art, reliable systems and communication capabilities.

Item 5. Other Events.
        -------------

On May 1, 2002, the Company changed its principal offices from 6041 Pomegranate Lane, Woodland Hills, California to 335 South
State Road 7, Margate, Florida.  The new location houses the
Company's 7,800 square foot call center facility.

Item 7. Financial Statements, Pro Forma Financial Information And
        Exhibits.
        ---------------------------------------------------------

(a)     Financial statements of businesses acquired.

To be filed by amendment not later than 60 days after the last date on which this Form 8-K was required to be filed.

(b)     Pro forma financial information.

To be filed by amendment not later than 60 days after the last date on which this Form 8-K was required to be filed.

(c)     Exhibits.

2.1 	Agreement and Plan of Share Exchange
2.2	Contract Extension to Agreement and Plan of Share Exchange
99.1	Option Agreement - Bryan Eggers
99.2	Option Agreement - Joel Arberman

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PR Specialists, Inc.


By:/s/ John C. Cahill
   -----------------------------
   John C. Cahill, President

Dated May 3, 2002


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